Exhibit 4.1

Request ID:	019819890	Province of Ontario	Date Report Produced:	2017/01/19
Demande n°:		Province de l'Ontario	Document produit le:
Transaction ID:	063326122	Ministry of Government Services	Time Report Produced:	11:42:46
Transaction n°:		Ministère des Services gouvernementaux	Imprimé à:
Category ID:	CT
Catégorie:

Certificate of Incorporation
Certificat de constitution

This is to certify that	Ceci certifie que

C A R D I O L T H E R A P E U T I C S I N C .

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

0 0 2 5 5 6 9 8 3

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

J A N U A R Y 1 9 J   A N V I E R , 2 0 1 7

Director/Directeur

Business Corporations Act/Loi sur les sociétés par actions

Name of Corporation CARDIOL THERAPEUTICS INC.	Ontario Corporation Number 002556983

Request ID 019819890

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON
First Name	Last Name
Anurag	Gupta
Name of Law Firm
Anurag Gupta Professional Corporation

ADDRESS Street #	Street Name		Suite #
1400	Cornwall	Road	12
Additional Information				City
Anurag Gupta Province			Country	Oakville	Postal Code
ONTARIO			CANADA		L6J 7W5
TELEPHONE #:	416 521		9834 ext 201

NUANS® SEARCH DETAILS

Corporate Name Searched on NUANS®	NUANS® Reservation Reference #
CARDIOL THERAPEUTICS INC.	120131899

Date of NUANS® Report
2017/01/09

Page: 1

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉ PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is:		Dénomination sociale de la compagnie:

CARDIOL THERAPEUTICS INC.

2. The address of the registered office is:		Adresse du siège social:

C/O DAVID ELSLEY
2275 UPPER MIDDLE RD. Suite 101

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

OAKVILLE		ONTARIO
CANADA		L6H 0C3
(Name of Municipality or Post Office)		(Postal Code/ Code postal)
(Nom de la municipalité ou du bureau de poste)

3. Number (or minimum and maximum		Nombre (ou nombres minimal et maximal)
number) of directors is:		d’administrateurs:
MINIMUM 1		MAXIMUM 10

4. The first director(s) is/are:		Premier(s) administrateur(s):

First name, initials and surname		Resident Canadian State Yes or No
Prénom, initiales et nom de famille		Résident Canadien Oui/Non

Address for service, giving Street & No.		Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code		numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* DAVID		Yes
ELSLEY

2320 CHEVERIE ST

OAKVILLE ONTARIO CANADA L6J 5W4

Page: 2

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

4. The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname	Resident Canadian	State Yes or No
Prénom, initiales et nom de famille	Résident Canadien	Oui/Non

Address for service, giving Street & No.	Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* ELDON	Yes
SMITH

1901 VARSITY ESTATES DRIVE N.W. Suite 16

CALGARY ALBERTA
CANADA T3B 4T7

* TERRENCE MARTIN	Yes
LYNCH

1000 KING STREET WEST Suite 305

TORONTO ONTARIO
CANADA M6K 3N1

* ANTHONY	No
BOLTON

7 WYEBANK GROVE BAKEWELL
DERBYSHIRE
UNITED KINGDOM DE45 1BJ

Page: 3

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

5.        Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

           Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

           None

6.        The classes and any maximum number of shares that the corporation is authorized to issue:

           Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

           The authorized capital of the corporation shall be 9,000,000 (nine million) Class A Common Shares.

Page: 4

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares, and directors' authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

The designations, preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the Class A Common Shares are:

(a)  The Class A Common Shares shall be entitled to receive, in any financial year of the Corporation, dividends at such time and for such amount as may be determined from time to time by the directors in their discretion.

(b)  Each Class A Common Shares shall entitle the holder to receive notice of, and to attend and exercise their respective votes at, all annual and general meetings of the shareholders of the Corporation. Holders of the Class A Common Shares shall be entitled to one (1) vote for each share held.

(c)  Subject to the rights of the holders of any shares ranking prior to or on a parity with the Class A Common Shares, the holders of the Class A Common Shares shall in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs be entitled to receive the remaining assets of the Corporation.

(d)  The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Class A Common Shares, at the lowest purchase amount at which, in the opinion of the directors, the shares are obtainable (the purchase amount as defined herein) together with all dividends declared thereon and unpaid. For purposes of this paragraph, the "purchase amount" of any Class A Common Shares, shall be an amount determined by dividing the en bloc fair market value of all the issued and outstanding Class A Common Shares, of the Corporation at the date of such purchase by the number of such shares then issued and outstanding. The en bloc fair market value of such shares shall be the amount determined to be the fair market value in accordance with generally accepted valuation principles.

(e)  Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A Common Shares, or to create shares ranking in priority to, or on a parity with, the Class A Common Shares must be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of each of the Class A Common Shares of the Corporation (voting separately as a class), duly called for that purpose.

Page: 5

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

No shares of the Corporation may be transferred without either:

(a)  the previous consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all the directors; or

(b)  the previous consent of the holders of at least fifty-one percent (51%) of the shares for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.

Page: 6

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

9.	Other provisions if any:

Autres dispositions, s'il y a lieu:

(a)  Without in any way restricting the powers of the Corporation, the board of directors may from time to time and without authorization of the shareholders:

(i) borrow money upon the credit of the Corporation;

(ii) issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)  give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv)  mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b)  The board of directors may from time to time delegate any or all of the foregoing powers to such officers or directors of the Corporation to such extent and in such manner as the board of directors may from time to time determine.

Page: 7

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	DAVID ELSLEY

2320 CHEVERIE ST

OAKVILLE ONTARIO

CANADA L6J 5W4

*	ELDON SMITH

1901 VARSITY ESTATES DRIVE N.W. Suite 16

CALGARY ALBERTA

CANADA T3B 4T7

*	TERRENCE MARTIN LYNCH

1000 KING STREET WEST Suite 305

TORONTO ONTARIO

CANADA M6K 3N1

Page: 8

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

019819890	002556983

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	ANTHONY BOLTON

7 WYEBANK GROVE

BAKEWELL

DERBYSHIRE

UNITED KINGDOM DE45 1BJ

Name of Corporation CARDIOL THERAPEUTICS INC.	Ontario Corporation Number 002556983

Request ID 019819890

ELECTRONIC INCORPORATION

TERMS AND CONDITIONS

The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario Business Corporations Act (OBCA) with the Ministry of Government Services. Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1)	The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.

2)	All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.

3)	A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.

4)	The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.

5)	The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.

6)	Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies.

7)	The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.

I am an incorporator or I am duly authorized to represent and bind the incorporator(s).

First Name	Last Name
DAVID	ELSLEY